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                                                                    EXHIBIT 99.1



                              TRIAD HOSPITALS, INC.
                              5800 Tennyson Parkway
                               Plano, Texas 75024

                                                     November 1, 2002


VIA FEDERAL EXPRESS
-------------------

Triad Innovations, Inc.
3100 Devonshire Drive # 206
Plano, Texas  75075
Attn.: Terry S. Humphry
       President

Dear Mr. Humphry:

     Today, November 1, 2002, Triad Innovations, Inc. filed a current report on Form 8-K with the Securities and Exchange Commission erroneously using the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") access codes of Triad Hospitals, Inc. As a result of this error, the current report on Form 8-K filed today by Triad Innovations, Inc. erroneously appears on the Securities and Exchange Commission's EDGAR system to have been filed by Triad Hospitals, Inc.

     Triad Hospitals, Inc. hereby requests that Triad Innovations, Inc. immediately withdraw the erroneous filing made today and refile its current report on Form 8-K using the proper EDGAR access codes assigned to Triad Innovations, Inc. We expect and appreciate your immediate attention to this matter.

                                   Very truly yours,

                                   TRIAD HOSPITALS, INC.

                                   By: /s/ Donald P. Fay
                                       -----------------------------------------
                                       Donald P. Fay
                                       Executive Vice President, Secretary and
                                       General Counsel